 OLD REPUBLIC INTERNATIONAL CORPORATION
Proxy Solicited on Behalf of the Board of Directors
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The  undersigned hereby appoints KARL W. MUELLER, SPENCER LEROY III and  A. C. ZUCARO or any one of them (with full  power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in the 22nd Floor Conference Center at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on  May 23, 2008, at 3:00 P.M., Chicago Time, or at any adjournment thereof.

(1)    Election of Class 3 Directors.

Leo E. Knight, Jr., William A. Simpson, Arnold L. Steiner, Fredricka Taubitz, Aldo C. Zucaro

(2)    The ratification of the selection of PricewaterhouseCoopers, LLP as the company’s auditor for 2008

This proxy is revocable at any time before it is exercised.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR proposals 1 and 2 and in the proxy’s discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be signed and dated, on reverse side)

□         Please mark your votes as in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, the proxy will be voted FOR proposals 1 and 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

                     FOR                    WITHHELD

1. Election of Directors                                   ☐       ☐

__________________________________________
For, except vote withheld from the following nominee(s):

     FOR                    AGAINST                    ABSTAIN

2. The ratification of the selection of PricewaterhouseCoopers, LLP                 ☐                             ☐                                  ☐
     as the company's auditor for 2008

Please sign exactly as your name or names appear herein.
Joint Owners should each sign personally. If signing in fiduciary or representative capacity, give full title as such.

Signature:___________________________ Date:____________   Signature:___________________________ Date:____________